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                                                                    EXHIBIT 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES

                           WYNDHAM INTERNATIONAL, INC.
                                 (in thousands)
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

                                                    Year        Year        Year        Year        Year
                                                    Ended       Ended       Ended       Ended       Ended
                                                   12/31/02    12/31/01    12/31/00    12/31/99    12/31/98

                                                   --------    --------   ---------    --------    --------
Earnings:
 Income (loss) before income taxes, mi,ea, ac     (275,789)    (248,663)   (557,166)   (529,724)   (166,486)
 Add back: fixed charges                           224,079      293,089     352,626     344,485     269,656
                                                  ---------    ---------   ---------  ----------   ---------
                                                  $(51,710)     $44,426   $(204,540)  $(185,239)   $103,170
                                                  =========    =========  ==========  ==========   =========

Fixed Charges:
  Interest expense, including amort of DLC         224,079      289,237     349,456     337,575     257,544
  Capitalized interest                                   -        3,852       3,170       6,910      12,112
                                                  ---------    ---------   ---------  ----------   ---------
                                                  $224,079     $293,089    $352,626    $344,485    $269,656
                                                  =========    =========   =========  ==========   =========

Ratio:                                               (0.23)        0.15       (0.58)      (0.54)       0.38
                                                  =========    =========   =========  ==========   =========

Deficiency of earnings to fixed ratio             $275,789     $248,663    $557,166    $529,724    $166,486
                                                      1.00         1.00        1.00        1.00        1.00




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